    As filed with the Securities and Exchange Commission on December 16, 1999
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              DXP ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


                TEXAS                                 76-0509661
      (State or other jurisdiction                 (I.R.S Employer
   of incorporation or organization)              Identification No.)


           7272 PINEMONT
           HOUSTON, TEXAS                                 77040
(Address of Principal Executive Offices)                (Zip Code)


              DXP ENTERPRISES, INC. 1999 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                                 DAVID R. LITTLE
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              DXP ENTERPRISES, INC.
                                  7272 PINEMONT
                              HOUSTON, TEXAS 77040
                     (Name and address of agent for service)

                                  713/996-4700
          (Telephone number, including area code, of agent for service)

                                    Copy to:


                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5658
                           ATTENTION: LAURA J. MCMAHON

                      ------------------------------------


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

                                              CALCULATION OF REGISTRATION FEE
==================================================================================================================================
TITLE OF SECURITIES TO BE                              PROPOSED MAXIMUM OFFERING       PROPOSED MAXIMUM             AMOUNT OF
       REGISTERED          AMOUNT TO BE REGISTERED        PRICE PER SHARE(1)      AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value                          500,000 Shares(2)                 $2.750                   $1,375,000.00               $364.00
==================================================================================================================================

(1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported by the Nasdaq Stock Market on December 14, 1999.

(2) Includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the DXP Enterprises, Inc. 1999 Employee Stock Option Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.

                a. The following documents are hereby incorporated by reference in this Registration Statement:

                         1. The Annual Report on Form 10-K for the year ended
December 31, 1998 of DXP Enterprises, Inc., a Texas corporation (the "Registrant"), filed March 31, 1999 with the Securities and Exchange Commission (the "Commission").

                         2. The Quarterly Report on Form 10-Q for the quarterly
period ended March 31, 1999 of the Registrant, filed May 14, 1999 with the Commission.

                         3. The Quarterly Report on Form 10-Q for the quarterly
period ended June 30, 1999 of the Registrant, filed August 16, 1999 with the Commission.

                         4. The Quarterly Report on Form 10-Q for the quarterly
period ended September 30, 1999 of the Registrant, filed November 12, 1999 with the Commission.

                         5. The description of the Registrant's common stock,
$.01 par value (the "Common Stock"), contained in a registration statement on Form 8-A filed with the Commission on October 9, 1996, including any amendment or report filed for the purpose of updating such description.

                b. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.         DESCRIPTION OF SECURITIES.

                Not applicable.


ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

                Not applicable.


ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                Article 2.01-1 of the Texas Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer who was, is or is threatened to be named a defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests or (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against


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


reasonable expenses incurred in connection with a proceeding in which he is named a defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

                Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under Article 2.02-1 of the TBCA.

                The Company's Restated Articles of Incorporation, as amended, and Bylaws provide for indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the TBCA. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Company's Bylaws.

                The above discussion of the TBCA and the Company's Restated Articles of Incorporation, as amended and Bylaws is not intended to be exhaustive and is qualified in its entirety by such statute, the Restated Articles of Incorporation and Bylaws, respectively.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.


ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

                Not applicable.


ITEM 8.         EXHIBITS.

                4.1   --   Restated Articles of Incorporation, as amended
                           (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (Reg.
                           No. 333-61953), filed with the Commission on August
                           20, 1998).

                4.2   --   Bylaws (incorporated by reference to Exhibit 3.2 to
                           the Registrant's Registration Statement on Form S-4
                           (Reg. No. 333-10021), filed with the Commission on August 12, 1996).

                4.3   --   Form of Common Stock Certificate (incorporated by
                           reference to Exhibit 4.3 to the Registrant's
                           Registration Statement on Form S-8 (Reg. No.
                           333-61953), filed with the Commission on August 20,
                           1998).

                4.4   --   DXP Enterprises, Inc. 1999 Employee Stock Option Plan

                *5.1  --   Opinion of Fulbright & Jaworski L.L.P.

                *23.1 --   Consent of Arthur Andersen LLP.

                *23.2 --   Consent of Fulbright & Jaworski L.L.P. (included in
                           Exhibit 5.1).

                *24.1 --   Powers of Attorney (contained on page II-4).

----------------

        *Filed herewith


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


ITEM 9.         UNDERTAKINGS.

                The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of December, 1999.

                                 DXP ENTERPRISES, INC.

                                 By: /s/ DAVID R. LITTLE
                                     -------------------------------------------
                                     David R. Little
                                     Chairman of the Board, President and Chief
                                     Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David R. Little and Gary A. Allcorn, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                     Signature                                     Title                                       Date
                     ---------                                     -----                                       ----
/s/ DAVID R. LITTLE                                  Chairman of the Board, President and Chief          December 15, 1999
-----------------------------------------------                   Executive Officer
David R. Little                                             (Principal Executive Officer)


/s/ GARY A. ALLCORN                                     Senior Vice President/Finance, Chief             December 15, 1999
-----------------------------------------------            Financial Officer and Director
Gary A. Allcorn                                               (Principal Financial and
                                                                 Accounting Officer)


/s/ JERRY J. JONES                                                    Director                           December 15, 1999
-----------------------------------------------
Jerry J. Jones

/s/ CLETUS DAVIS                                                      Director                           December 15, 1999
-----------------------------------------------
Cletus Davis

/s/ KENNETH H. MILLER                                                 Director                           December 15, 1999
-----------------------------------------------
Kenneth H. Miller

/s/ THOMAS V. ORR                                                     Director                           December 15, 1999
-----------------------------------------------
Thomas V. Orr


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




                                  EXHIBIT INDEX



EXHIBIT
 NUMBER                             DESCRIPTION
-------                             -----------
     4.1     Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on
             Form S-8 (Reg. No. 333-61953), filed with the Commission on August
             20, 1998).

     4.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-10021), filed with the Commission on August 12, 1996).

     4.3     Form of Common Stock Certificate (incorporated by reference to
             Exhibit 4.3 to the Registrant's Registration Statement on Form S-8
             (Reg. No. 333-61953), filed with the Commission on August 20, 1998).

     4.4     DXP Enterprises, Inc. 1999 Employee Stock Option Plan

    *5.1     Opinion of Fulbright & Jaworski L.L.P.

   *23.1     Consent of Arthur Andersen LLP.

   *23.2     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

   *24.1     Powers of Attorney (contained on page II-4).

----------------

*Filed herewith


                                      II-5